Exhibit 10aa

September 25, 2005

Donald J. Hayden, Jr.

9 Larkspur Lane

Newton, PA 18940

Dear Don:

This will confirm the terms and conditions of your employment and separation from Bristol-Myers Squibb Company (the “Company”) if you agree to enter into this Letter Agreement. Subject to all of the following terms and conditions, you will receive and/or be eligible for the following compensation and benefits:

1.	Term of Employment. Effective September 20, 2005, you will no longer be Executive Vice President, & President, Americas, Bristol-Myers Squibb Company. You will continue to report to the Chief Executive Officer (CEO) as Executive Vice President with responsibilities that will include, but are not limited to, (a) managing ongoing initiatives related to the Company’s interest in a partnership with Bayer for the development and commercialization of art over-the-counter formulation of Pravachol and the Company’s interest in IV-APAP; (b) working with the CEO to address industry issues including access and the overall image and reputation of industry companies; (c) special projects concerning the Company’s strategy and execution of the Company’s strategic plan; (d) ensuring a smooth transition of all current businesses and related responsibilities; and (e) any additional services to the Company or responsibilities as directed by the CEO and/or the CEO’s designee. Unless you are terminated for cause pursuant to paragraph 21, your employment will terminate on March 2, 2006 or on an earlier date mutually agreed upon by you and the Company (“Separation Date”).

2.	Base Salary, Severance & Pension/Retiree Medical Benefits.

(a)	Your current base salary of $693,270 per year will continue to be paid in normal biweekly pay intervals (less applicable withholdings and deductions) until your Separation Date. You will not be eligible for a merit increase in 2006. During the term of your employment under this Letter Agreement, you will remain an active at will employee of the Company, subject to the terms contained herein, and will continue to receive the benefits for which you are eligible and enrolled on that basis up to your Separation Date. You are also eligible for outplacement assistance commensurate with your level with the Company.

(b)

Subject to your signing the General Release to this Letter Agreement no earlier than your Separation Date, delivering it to the Company in the manner specified in paragraph 15 and it becoming effective, you will receive severance pay in the total gross amount of $746,598

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(which is equal to fifty-six (56) weeks of your base salary). This severance payment will be subject to applicable withholdings and deductions (“Severance Payments”) and will be payable in a lump sum before March 15, 2006. Also, subject to your signing the General Release attached to this Letter Agreement as an Exhibit no earlier than your Separation Date, delivering it to the Company in the manner specified in paragraph 15 and it becoming effective, you will be eligible to receive Company-subsidized medical and dental plan benefits and company-paid life insurance equal to one times pay consistent with such benefits provided under the Company Severance Plan for up to 56 weeks following your Separation Date (the “Severance Period”). Such coverage is contingent on your making all the required contributions for similarly situated executives and subject to the terms and conditions of the applicable benefit plans as they exist or may change from time to time and in accordance with applicable law.

(c)	In addition, in exchange for your signing the General Release attached to this Letter Agreement as an Exhibit no earlier than your Separation Date and delivering it to the Company in the manner specified in paragraph 15, you will be eligible for enhanced pension and retiree medical benefits, as described below.

Enhanced Pension and Retiree Medical Benefits. In order to be considered a retiree of the Company, you must be at least 55 years of age and have at least 10 years of service at the time of your separation. Although you are not eligible as a retiree, as part of your separation arrangement, provided you timely execute the General Release in this Letter Agreement and in the attached Exhibit, you will be eligible to receive enhanced benefits from the Retirement Income Plan (and from the Benefit Equalization Plan/Retirement Plan) based on your age and service with the Company. The enhanced benefit is a pension benefit determined using the same subsidized benefit reduction factors that apply to the calculation of the early retirement benefit under the Retirement Income Plan. For example, you may receive 100% of your accrued pension benefit at age 60, or 80% of your accrued benefit at age 55.

In addition, these enhanced provisions allow you to commence your pension benefit effective as early as the first of the month following your Separation Date; provided, however not earlier than the earliest date prescribed by the American Jobs Creation Act of 2004 (AJCA). To the extent your pension benefit commences prior to age 55, it will be adjusted to reflect early receipt by 6% for each year between ages 50 and 55. You will have the opportunity to continue medical coverage beyond the Severance Period on an unsubsidized basis until age 55. At age 55, you will be eligible to participate in the Company’s Retiree Medical Plan by paying the required contribution for coverage. This access is available to you beyond your Severance Period only if you are not eligible for coverage and for as long as you do not become eligible under another group plan (e.g., as an employee or retiree of another employer, as a dependent under the coverage available from your spouse’s employer).

Please contact the HR Service Center at 800-897-9700 if you have questions about these arrangements or if you would like to review your benefit and payment options under the Retirement Income Plan. The HR Service Center can also address other employee benefit plan questions or information needs you may have.

(d)	You acknowledge that, by entering into this Letter Agreement, you are waiving all benefits for which yon would be otherwise eligible under the terms of any existing Company severance plan or policy, or any separate agreement provided to you by the Company, other than those specifically set forth in this Letter Agreement (such as, but not limited to, your eligibility for enhanced pension and retiree medical benefits and for severance pay set forth above in paragraphs 2(b) & (c)). You further acknowledge and agree that the total payments and benefits set forth herein are valuable consideration for you to enter into this Letter Agreement.

3.	Performance Incentive Plan. You will continue to participate in the Performance Incentive Plan (“PIP”) in 2005 and any amount payable to you for 2005 will be made in accordance with the applicable terms of the PIP. You will not receive a Performance Incentive Plan payment for any participation in 2006.

4.	Long-Term Performance Award Plan. You will continue to participate in the Long-Term Performance Award Plan (“LTPAP”) through your Separation Date, including the 2003-2005 performance cycle. The award for the 2003-2005 performance cycle is payable in February 2006 under the terms of the LTPAP plan. The award for the 2004-2006 performance cycle is payable in February 2007, and, assuming a March 2, 2006 Separation Date, you will be eligible for a pro-rata payment based on twenty-seven (27) months of participation. The award for the 2005-2007 performance cycle is payable in February 2008, and, assuming a March 2, 2006 Separation Date, you will be eligible for a pro-rata payment based on fifteen (15) months of participation. As with all other eligible executives, your ultimate payout under the plan will be based on the Company’s performance against targets as certified by the Compensation and Management Development Committee and any and all awards are subject to the terms of the LTPAP. As of the date of this Letter Agreement, you will not be eligible to receive any additional LTPAP awards.

5.	Vesting of Stock Options. As of the date of this Letter Agreement, you will not be eligible for additional stock option grants through your Separation Date. Any Bristol-Myers Squibb Company stock options granted to you prior to the date of this Letter Agreement will continue to vest in accordance with the terms of the applicable plans during the period of your employment with the Company. All stock options granted to you will be subject to the terms and conditions of the Bristol-Myers Squibb Company 1983 Stock Option Plan, the Bristol-Myers Squibb Company 1997 Stock Incentive Plan and the Bristol-Myers Squibb Company 2002 Stock Incentive Plan. Effective upon your Separation Date, any stock options granted to you by the Company and outstanding for one year will become fully vested provided you sign and do not revoke the General Release attached to this Letter Agreement as an Exhibit, and you will have the full term from the time of the grant in order to exercise all awards, unless you are discharged for cause pursuant to paragraph 21 below.

For stock options subject to a share price appreciation threshold, that threshold will remain in effect.

6.	Restricted Stock. Assuming your Separation Date from the Company is March 2, 2006, you will have 85,000 unvested shares from the restricted stock awards you received on September 10, 2003 (0 shares vested; 50,000 unvested), March 2, 2004 (0 shares vested; 18,333 shares unvested), and March 1, 2005 (0 shares vested; 16,667 shares unvested). As soon as administratively practicable after your Separation Date, unless you are terminated for cause pursuant to paragraph 21 below, you will receive a pro rata distribution of 19,656 shares (13,725 shares from your 2003 award, 4,074 shares from your 2004 award, and 1,857 shares from your 2005 award), and the remaining 65,344 shares will lapse. These awards are subject to the terms and conditions of the Restricted Stock Award Plan and Agreements thereunder.

7.	Executive Car Program. You will cease to participate in the Executive Car Program on the earlier of: (a) 90 days from the first of the month following the Separation Date; (b) within 30 days following the date you have commenced other employment; or (c) the date upon which you elect to terminate your participation. You agree that if you continue to participate in the Executive Car Program after March 15, 2006, you are solely and individually responsible for all additional tax obligations that may result, and as may be required by law.

8.	Financial Counseling & Tax Preparation. The Company will continue to make available to you participation in financial counseling until March 15, 2006; provided, however, those services are completed and payment for those services is made prior to or on March 15, 2006. Customary and reasonable tax preparation assistance will be made available for your (i) 2005 tax returns; and (ii) 2006 tax returns if you are employed by the Company on or after January 1, 2006, provided however, tax preparation services shall not include tax planning services or audit related services and those services for the 2005 return are completed and payment for those services is made prior to or on March 15, 2006, and those services for your 2006 returns are completed and payment for those services is made prior to December 31, 2007.

9.

Deferred Compensation. The American Jobs Creation Act (AJCA), which became law on October 22, 2004, imposes new restrictions on deferred compensation. The AJCA and any Treasury regulations issued to implement the AJCA may result in additional restrictions on your rights relating to compensation considered to be deferred under this Letter Agreement. To ensure that any of your deferrals under this Letter Agreement which are subject to the AJCA will be effective, this Letter Agreement automatically incorporates all applicable restrictions of the AJCA and such regulations, and the Company will amend the Letter Agreement to the extent necessary to comply with those requirements as to such deferrals and, in such event, shall notify you in writing of the amendments applied. The timing under which you will have a right to receive any payments under this Letter Agreement which are subject to the AJCA will be deemed to be automatically modified, and your rights under the Letter Agreement adjusted, to conform to any requirements under the AJCA and such regulations. Any such modifications or adjustments shall be adopted so as to provide the minimum possible disruption to your entitlements and shall be in a manner consistent with general industry practice in response to such requirements. You will be notified promptly to the extent that the AJCA regulations modify the timing of any deferred compensation payments which are subject to the AJCA for which you may be eligible under the terms of this Letter Agreement.

10.	Vacation Pay. Following your Separation Date, you will be paid for banked and/or accrued unused vacation days, if any, based on your salary in effect as of your Separation Date.

11.	Other Company Property. On or before your Separation Date, you agree to return all property belonging to the Company or its affiliates (including, but not limited to any company laptop or computers, and other equipment, documents and property belonging to the Company).

12.	Non-Competition. During the period of your employment with the Company, you will not in any way directly or indirectly own, manage, operate, control, commence employment or a consulting position with or otherwise advise or assist or be actively connected with, or have any financial interest in, directly or indirectly, any entity that engages or intends to engage in any Competing Business anywhere in the world. “Competing Business” means any business or other enterprise substantially similar to, or competitive with, the business of the Company or any of its affiliated companies. Questions regarding whether an assignment or activity may be counter to this limitation must be reviewed by the Chief Executive Officer. It is understood that ownership of not more than one percent (1%) of the equity securities of any Competing Business shall in no way be prohibited pursuant to the foregoing provisions, nor shall this paragraph be construed to prohibit you from developing, on your own time, business models or opportunities in connection with your possible future employment that do not otherwise violate your obligations to the Company regarding confidential and proprietary information.

13.	Non-Solicitation. For a one-year period following the Separation Date, you agree that you will not in any way, directly or indirectly on your own or as an agent, employee or officer of any corporation, employ, solicit for employment, engage as a consultant, retain in any capacity, or advise or recommend to any other person that they employ, solicit for employment, engage as a consultant or retain in any capacity, any person employed during the one-year period following the Separation Date by the Company, or any of its affiliates, parent companies and subsidiaries.

14.

General Release. In exchange for the valuable consideration set forth herein, you hereby waive any and all rights to sue and/or make any claims against Bristol-Myers Squibb Company, and any affiliates, parent companies and subsidiaries, and its and their past, present and future officers, directors, employees, agents, employee benefit plans and its and their administrators and fiduciaries and its and their successors and assigns (collectively the “Released Parties”) based upon any act or event occurring prior to the Effective Date of this Letter Agreement. Without limitation, you specifically release the Released Parties from any and all claims arising out of your employment and separation from the Company, whether known, or unknown, including claims based on discrimination under federal anti-discrimination laws such as Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, the Family Medical Leave Act, claims under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, claims for interference with your rights to benefits under section 510 of ERISA) and/or any other federal, state, or local law (statutory or decisional), regulation or ordinance, including, but not limited to, the New York State Human Rights Law, the Administrative Code of the City of New York, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, New Jersey Wage and Hour Laws, the New Jersey Wage Discrimination Act and the Pennsylvania Human Relations Act. You further acknowledge that the Company has offered to provide you with this Letter Agreement in lieu of those benefits to which you otherwise would have been entitled under any Company severance plan, program or arrangement.

15.	Supplemental General Release. Prior to your Separation Date, the Company will provide you or your counsel with an additional copy of the General Release attached hereto. You will have one (1) business day after your Separation Date in which to sign the General Release and deliver it to the Office of the General Counsel, Bristol Myers Squibb Co., 345 Park Avenue, New York, New York 10154. This General Release may not be signed and will not be accepted or become effective if signed before your Separation Date. After you sign the attached General Release, you will have seven (7) days to revoke your signature. Provided you do not sign it prior to your Separation Date and do not revoke your signature, the General Release will become effective on the eighth (8th) day after you sign it (“Effective Date”) at which point you will receive and/or be eligible for the benefits set forth in paragraph 2(b), 2(c) and paragraph 5 subject to the terms and conditions specified therein and as otherwise set forth in this Letter Agreement. The Company advises you to consult with an attorney (at your own expense) before signing the General Release.

16.	Claims Not Subject to Release. By entering into this Letter Agreement, you are not giving up any claims that may arise after the Effective Date of this Letter Agreement, claims for enforcement of this Letter Agreement, or claims for any accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law. You are not giving up your right to appeal a denial of a claim for benefits submitted under your medical or dental coverage, life insurance or disability income program maintained by the Company. Further, you are not giving up your right to file a claim for unemployment insurance or your rights, if any, to file a claim for workers’ compensation insurance benefits.

17.

Employee Confidentiality Obligation. You may not make use of confidential or proprietary information concerning the Company’s business or affairs, of any nature, that is not otherwise a matter of public record. This obligation continues after the termination of your employment and remains in effect regardless of whether you sign this Letter Agreement. Nothing in this paragraph is intended to prohibit or restrict you in any way from providing truthful information concerning your employment or the Company’s business activities to any government, regulatory or self-regulatory agency or pursuant to a valid subpoena issued by a court of competent jurisdiction.

18.	Non-Disparagement. You agree that you will not disparage or encourage or induce others to disparage the Company or any of its employees. For purposes of this Letter Agreement, the term “disparage” includes without limitation, comments or statements to the press and/or media, the Company’s employees, and/or to any individual, customer, client or entity with whom the Company has a business relationship if such statement would adversely affect in any manner the conduct of the business of the Company and/or the business reputation of the Company or its employees. Nothing in this paragraph is intended to prohibit or restrict you from providing truthful information concerning your employment or the Company’s business activities to any government, regulatory or self-regulatory agency or pursuant to a valid subpoena issued by a court of competent jurisdiction.

19.	Material Breach. You understand that a breach by you of paragraphs 12, 13, 17 & 18 would be a material breach of your obligations under this Letter Agreement, and that, if any severance payments have been provided to you under the terms of this Letter Agreement prior to any such breach, in addition to any other remedy that may be available to the Company in law or at equity, you will, upon 30 days written notice by the Company, promptly return all such amounts to the Company.

20.	Cooperation in Litigation. From time to time the Company finds it necessary or advisable to contact former employees to discuss matters about which they might have knowledge that are relevant to ongoing legal matters of the Company. Accordingly, you agree that you will reasonably cooperate and generally make yourself available to give testimony and assistance in connection with any relevant litigation, arbitration, proceedings, government hearing or investigation involving the Company. In connection with your testimony, cooperation and assistance with current legal matters, the Company will continue to advance or reimburse to you reasonable expenses incurred by you. You further understand any future requests by you to the Company for the advancement of reasonable legal fees and expenses and/or indemnification for any additional legal matters will be considered by the Company and determined in accordance with the Company’s applicable By-laws, Board resolutions and Delaware law. Should the Company determine that such legal fees or expenses are not warranted, you shall not be obligated to provide or continue to provide such services other than as required by law, court order or other legal proceeding.

21.

Termination of Letter Agreement for Misconduct. Your employment status prior to the Separation Date as defined in this Letter Agreement may be terminated by the Company prior to the Separation Date if you are discharged for cause. “Cause” is defined as engaging in willful misconduct or activity deemed detrimental to the Company, including but not limited to dishonesty (such as falsification of company documents, etc.), violation of Company policies (including the Alcohol and Drug Free Workplace, Harassment, Internet Usage and Standard of Business Conduct Policies), unauthorized disclosure of Company confidential information and may include conviction of a misdemeanor, other than a traffic violation, or a felony. The determination of “cause” for your discharge shall be solely at the discretion of the Company, but will be within the definition of the above-referenced, non-exhaustive definition of “cause” and/or consistent with Company practice. If you are discharged for cause, this Letter Agreement shall be void and you shall not be entitled to any of the additional compensation and benefits provided pursuant to this Letter Agreement.

22.	Enforceability of Letter Agreement. If at any time after the Effective Date (as defined below) of this Letter Agreement any provision is held to be illegal, void, or unenforceable, that provision will have no force and effect. However, the illegality or unenforceability of that provision will not have any effect on, and will not impair the enforceability of, any other provision of this Letter Agreement. However, if a court of competent jurisdiction finds that the General Release is illegal and/or unenforceable, you will be required to execute a General Release that is legal and enforceable.

23.	Termination of Letter Agreement Upon Death. In the case of your death while you are an active employee of the Company and prior to your Separation Date, the applicable death provisions in the Company’s existing employment and benefit plans in effect at the time of death will apply. In such event the terms of this Letter Agreement will be deemed void and of no further effect.

24.	Amendment/Waiver. No provision in this Letter Agreement may be amended unless such amendment is agreed to in writing and signed by you and an authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision contained in this Letter Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by you or, if by the Company, by the CEO, General Counsel or SVP of Human Resources.

25.	Supersedes All Prior Agreements. You acknowledge and agree that this Letter Agreement and the terms, benefits and valuable consideration provided herein supersedes any and all prior agreements entered into between you and the Company with regard to your employment or separation from the Company. You also represent and agree that, in signing this Letter Agreement, you are not relying on any promises or representations not contained within this Letter Agreement and acknowledge that you are not entitled to any other compensation or benefits from the Company except as otherwise expressly provided for herein. Nothing contained in this Letter Agreement shall be deemed to affect your existing entitlement to vested benefits under the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Retirement Income Plan and the Bristol-Myers Squibb Company Benefit Equalization Plan (or any successor to either plan) or any other vested benefits except as specifically set forth in this Letter Agreement.

By signing this Letter Agreement, you acknowledge that you have been given at least twenty-one (21) days to consider and sign. You further acknowledge that you have seven (7) days after signing it to revoke your signature and that provided you do not revoke your signature, it will be effective as of the date of your signature (the “Effective Date”). To revoke your signature, you must notify the Company in writing within seven days of the date you signed this Letter Agreement. Such notice must be delivered by 5:00 p.m. on the seventh day and addressed to Bristol-Myers Squibb Company, Office of the General Counsel, 345 Park Avenue, NY, NY 10154. In the event that yon do not sign this Letter Agreement or if you revoke your signature, you will not be entitled to the payments and benefits set forth above.

YOUR SIGNATURE BELOW ACKNOWLEDGES THAT YOU HAVE READ THE ABOVE, UNDERSTAND WHAT YOU ARE SIGNING, AND ARE SIGNING IT VOLUNTARILY AND ACTING OF YOUR OWN FREE WILL. YOU UNDERSTAND THAT, IF ANY PROVISION OF THIS LETTER AGREEMENT IS FOUND TO BE INVALID OR UNENFORCEABLE, IT WILL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION. YOU FURTHER AGREE THAT THIS LETTER AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW RULES. YOU ALSO ACKNOWLEGE THAT THE COMPANY HAS ADVISED AND HEREBY ADVISES YOU IN WRITING TO CONSULT WITH AN ATTORNEY AND OTHER ADVISORS OF YOUR CHOICE PRIOR TO SIGNING THIS DOCUMENT.

Please indicate your acceptance of this Letter Agreement by signing and returning it to me.

Very truly yours,

/s/ Stephen E. Bear
Stephen E. Bear
Senior Vice President, Human Resources

/s/ Donald J. Hayden, Jr.	Executed: October 27, 2005
Donald J. Hayden, Jr.

EXHIBIT

GENERAL RELEASE

General Release by Donald J. Hayden, Jr. (“Mr. Hayden”) in his capacity as an individual and on behalf of his heirs, executors, administrators, attorneys, agents, successors and assigns of all claims against Bristol-Myers Squibb Company (the “Company”), and any affiliates, parent companies and subsidiaries, and their past, present and future officers, directors, employees and agents (collectively the “Released Parties”).

In exchange for the payments and other consideration set forth in paragraphs 2(b), 2(c) and 5 of the Letter Agreement between Mr. Hayden and the Company dated September 25, 2005 (the “Letter Agreement”), and other valuable consideration, Mr. Hayden waives any and all fights to sue and/or make any claims against the Released Parties (as defined in paragraph 14 of the Letter Agreement) based upon any act or event occurring prior to the date of this General Release. Without limitation, Mr. Hayden specifically releases the Released Parties from any and all claims arising out of his employment and separation from the Company, whether known or unknown, including claims based on discrimination under federal anti-discrimination laws such as Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, the Family Medical Leave Act, claims under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, claims for interference with his rights to benefits under section 510 of ERISA), and/or any other claims under federal, state, or local law (statutory or decisional), regulation or ordinance, including, but not limited to, claims sounding in tort or contract (express or implied) and claims under the New York State Human Rights Law, the Administrative Code of the City of New York, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, New Jersey Wage and Hour Laws, the New Jersey Wage Discrimination Act and the Pennsylvania Human Relations Act. Mr. Hayden further acknowledges that the Company has provided him with the Letter Agreement in lieu of those benefits to which he otherwise would have been entitled under any Bristol-Myers Squibb Company Severance Plan, and hereby waives any entitlement under that plan or any other severance plan or policy of the Company or any prior agreement with the Company.

Mr. Hayden acknowledges that he is not giving up any claims that arise after the Effective Date of this General Release (as defined in paragraph 15 of the Letter Agreement), claims for enforcement of the Letter Agreement or claims for any accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law. Mr. Hayden is further not giving up his right to appeal a denial of a claim for benefits submitted under his medical or dental coverage, life insurance or disability income program maintained by the Company. Mr. Hayden is further not giving up his right to file a claim for unemployment insurance benefits, nor his rights, if any, to file a claim for workers’ compensation insurance benefits.

Mr. Hayden agrees that this General Release is an integral part of the Letter Agreement, and that all provisions of the Letter Agreement are thereby incorporated in this General Release as if fully set forth herein. Mr. Hayden acknowledges that this General Release and the Letter Agreement constitute the full and complete understanding and agreement of the parties with respect to the subject matter hereof, and that neither may be modified except in writing and signed by Mr. Hayden and an authorized officer of the Company. He further represents and agrees that, in signing this General Release, he is not relying on any promises or representations not contained herein and acknowledges that he is not entitled to any other compensation or benefits from the Company except as otherwise expressly provided for in the Letter Agreement and herein.

BY SIGNING BELOW, MR. HAYDEN ACKNOWLEDGES THAT HE HAD AT LEAST 21 DAYS TO CONSIDER THIS GENERAL RELEASE BEFORE SIGNING IT, THAT HE MAY NOT SIGN IT BEFORE HIS SEPARATION DATE, THAT AFTER SIGNING IT, HE HAS 7 DAYS TO REVOKE HIS SIGNATURE AND THAT, PROVIDED HE DOES NOT REVOKE IT, IT WILL BECOME EFFECTIVE ON THE 8TH DAY AFTER HE SIGNS IT. BY SIGNING BELOW, MR. HAYDEN ALSO ACKNOWLEDGES THAT HE HAS READ THE ABOVE, UNDERSTANDS WHAT HE IS SIGNING, HAS BEEN ADVISED IN WRITING TO CONSULT AN ATTORNEY BEFORE SIGNING IT, AND IS SIGNING IT VOLUNTA-KILY AND OF HIS OWN FREE WILL. HE FURTHER AGREES THAT 1F ANY PROVISION OF THIS GENERAL RELEASE IS FOUND TO BE INVALID OR UNENFORCEABLE, IT WILL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION. HE FURTHER AGREES THAT THIS GENERAL RELEASE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW RULES AND CONSENTS TO PERSONAL JURISDICTION IN NEW YORK, NEW YORK.

Executed , 2006
Donald J. Hayden, Jr.

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